Exhibit 10.19

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 25th day of April, 2006, by and between Biovest International, Inc. (“BioVest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa FL 33606, and Steven Stogel (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for BioVest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Biovax, Inc. (“Biovax”) in an aggregate amount of $6,000,000, BioVest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By	/S/ JAMES A. MCNULTY
James A. McNulty, CFO & Secretary